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                                                                    EXHIBIT 10.2


                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 30th day of June, 2000, by and between Mobility Electronics, Inc., a Delaware corporation (the "Company"), and Portsmith LLC, an Idaho limited liability company ("Consultant").

                                   WITNESSETH:


     WHEREAS, the Company desires to retain Consultant as provided herein, and Consultant desires to be retained; and

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. DUTIES. Consultant is hereby retained to serve as a consultant to Company to provide the following duties: consult with and advise the Company on Windows 2000 PCI driver issues related to Split Bridge(TM) support via card bus interfaces for Mobility's EasiDock product offering (the "Duties"). Consultant shall provide the Duties to the Company as and when requested by the Company (not to exceed twenty (20) hours per month, unless otherwise mutually agreed in writing by the parties hereto).

     2. TERM. The term of this Agreement shall commence on the date hereof and shall continue, unless earlier terminated pursuant to Section 6 below, for a period of twelve (12) months, unless extended upon the mutual written agreement of the parties hereto (the "Term").

     3. COMPENSATION. As compensation for rendering the Duties, Consultant shall be entitled to the following:

          (a) Consultant shall be entitled to subscribe for 100,000 shares of common stock, par value $0.01 per share, of the Company, pursuant to the terms and conditions of that certain Subscription Agreement, a copy of which is attached hereto as Exhibit A.

          (b) During the Term, the Company shall reimburse Consultant for all reasonable and necessary out-of-pocket travel and other expenses incurred by Consultant in performing the Duties and approved by the Company prior to the incurrence thereof, such reimbursement to be on a monthly basis, within thirty (30) days after submission of a detailed monthly statement and reasonable supporting documentation.

The compensation set forth in this Section 3 will be the sole compensation payable to Consultant for performing the Duties and no additional compensation or fee will be payable by the Company to Consultant by reason of any benefit gained by the Company directly or indirectly through Consultant's performing the Duties, nor shall the Company be liable in any way for any additional compensation or fee for performing the Duties unless the Company shall have expressly agreed thereto in writing.


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     4. INDEPENDENT CONTRACTOR STATUS. The Company and Consultant agree that
Consultant is an independent contractor under this Agreement and shall in no way be considered to be an agent or employee of the Company and, accordingly, Consultant shall not be entitled to any benefits, coverages or privileges made available to employees of the Company, including without limitation, social security, unemployment, medical or pension payments. Consultant shall only consult and render advice, and shall not undertake to commit the Company to any course of action in relation to third persons, except as requested in writing by the Company. The Company shall not deduct any social security or income taxes from Consultant's payments set forth in Section 3.

     5. CONFIDENTIALITY.

          (a) ACKNOWLEDGMENT OF PROPRIETARY INTEREST. Consultant recognizes the proprietary interest of the Company in any Confidential and Proprietary Information (as hereinafter defined) of the Company. Consultant acknowledges and agrees that any and all Confidential and Proprietary Information communicated to, learned of, developed or otherwise acquired by the Consultant during the Term and related to and in connection with Consultant performing its duties hereunder, whether developed by Consultant alone or in conjunction with others or otherwise, shall be and is the property of the Company. Consultant further acknowledges and understands that his disclosure of any Confidential and Proprietary Information will result in irreparable injury and damage to the Company. As used herein, "Confidential and Proprietary Information" means, but is not limited to, information derived from reports, investigations, experiments, research, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, client lists, client mailing lists, financial projections, cost summaries, pricing formula, contracts analyses, financial information, projections, maps, confidential filings with any state or federal agency, and all other concepts, ideas, materials or information prepared or performed for, by or on behalf of the Company by its employees, officers, directors, agents, representatives or consultants. "Confidential and Proprietary Information" shall not include any information which is or becomes part of the public domain through no fault of Consultant or that the Company regularly provides to third parties without restriction on use or disclosure.

          (b) COVENANT NOT-TO-DIVULGE CONFIDENTIAL AND PROPRIETARY INFORMATION. Consultant acknowledges and agrees that the Company is entitled to prevent the disclosure of Confidential and Proprietary Information. As a portion of the consideration for the retainment of Consultant and for the compensation being paid to Consultant by the Company, Consultant agrees at all times during the term of this Agreement and thereafter to hold in strictest confidence and not to disclose to any person, firm or corporation, other than to persons engaged by the Company to further the business of the Company, and not to use except in the pursuit of the business of the Company, Confidential and Proprietary Information, without the prior written consent of the Company, including Confidential and Proprietary Information developed by Consultant during the course of his engagement hereunder; provided, however, that notwithstanding the foregoing, Consultant shall not be obligated to keep secret and not to disclose Confidential and Proprietary Information generally known to the public through no wrongful act of Consultant or Confidential and Proprietary Information which the Company regularly


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     provides to third parties without restriction on use or disclosure or
     Confidential and Proprietary Information the disclosure of which is required by law.

          (c) RETURN OF MATERIALS. In the event of any termination of this Agreement for any reason whatsoever, or at any time upon the request of the Company, Consultant will promptly deliver to the Company all documents, data and other information pertaining to Confidential and Proprietary Information. Consultant shall not take any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Confidential and Proprietary Information, unless as otherwise authorized in writing by the President of the Company.

     6. TERMINATION. This Agreement and the consulting relationship created hereby shall terminate upon the earlier to occur of any of the following events:(a) the expiration of the term of this Agreement as set forth in Section 2 above; or (b) mutual written agreement of the parties hereto. Notwithstanding anything to the contrary in this Agreement, the provisions of Section 5 above shall survive any termination, for whatever reason, of Consultant's engagement under this Agreement.

     7. REMEDIES. Consultant recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions or provisions of this Agreement (either actual or threatened) by Consultant, the Company's remedies at law shall be inadequate. Accordingly, Consultant agrees that in such event, the Company shall have the right of specific performance and/or injunctive relief in addition to any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative.

     8. NOTICES. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given in writing and personally delivered or sent by facsimile or mail, registered or certified, postage prepaid with return receipt requested, to the last known business address of each Party. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing. Each Party shall notify the other Party if such party changes its business address.

     9. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

     10. GOVERNING LAW. This agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Delaware (except the choice of law rules).

     11. PARTIES BOUND. This Agreement and the rights and obligations of the parties hereto shall be binding upon and inure to the benefit of the Company and Consultant and their respective heirs, personal representatives, successors and assigns.



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     12. ENFORCEABILITY. If, for any reason, any provision in this Agreement should be held invalid in part by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted by applicable law.

     13. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a wavier of any subsequent breach by any party.

     14. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     15. COSTS. If it is necessary to enforce or interpret the terms of this Agreement by action at law or in equity, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

     16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                       MOBILITY ELECTRONICS, INC.



                                       By: /s/ CHARLES R. MOLLO
                                           -------------------------------------
                                           Charles R. Mollo,
                                           Chief Executive Officer



                                       PORTSMITH LLC



                                       By: /s/ HOLMES LUNDT
                                          --------------------------------------
                                          Holmes Lundt,
                                          General Manager


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